SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION


           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. 3)


Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement

|_| Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

|_|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              ADZONE RESEARCH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


      (1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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|_|   Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:

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      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing Party:

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      (4)   Date Filed:

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

                              ADZONE RESEARCH, INC.
                            4062-80 Grumman Boulevard
                            Calverton, New York 11933

                  TO THE STOCKHOLDERS OF ADZONE RESEARCH, INC.


NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the "Meeting") of AdZone Research, Inc., a Delaware corporation (the "Company"), will be held on January 22, 2007 at 12:00 P.M. Eastern Standard Time at *, for the following purposes:


1. To amend the Company's certificate of incorporation to increase the authorized number of common stock, par value $0.001 per share, from 200,000,000 shares to 400,000,000 shares (the text of the Amended Certificate of Incorporation of AdZone Research, Inc. is attached hereto as Appendix A) (Proposal 1);

2. To amend the Company's certificate of incorporation to classify the Company's 20,000,000 authorized shares of preferred stock as "blank check" preferred stock (Proposal 2); and

3. To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof (Proposal 3).


Only stockholders who own shares of our common stock at the close of business on November 24, 2006 are entitled to notice of and to vote at the special meeting. You may vote your shares by marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope


You may also vote in person at the special meeting, even if you use the option listed above.

We have enclosed with this Notice of Special Meeting, a proxy statement, a form of proxy and a copy of our special report to stockholders. Our special report is not a part of this proxy statement.

                       By Order of the Board of Directors


                       /s/ Charles Cardona
                       --------------------------------------
                       Charles Cardona, Chairman of the Board


Calverton, New York
*, 2006

                              ADZONE RESEARCH, INC.
                            4062-80 Grumman Boulevard
                            Calverton, New York 11933
                              (Tel) (631) 369-1100
                              (Fax) (631) 369-4024

            PROXY STATEMENT FOR 2006 SPECIAL MEETING OF STOCKHOLDERS


The board of directors is soliciting proxies to be used at our January 22, 2007 special meeting of stockholders. Please read and carefully consider the information presented in this proxy statement and vote by completing, dating, signing and returning the enclosed proxy in the enclosed postage-paid envelope.

This proxy statement, the form of proxy and our annual report for the fiscal year ended March 31, 2006 and our quarterly report for the three and nine months ended September 30, 2006 will be mailed to all stockholders on or about *, 2006. Our annual report and aforementioned quarterly report are is not a part of this proxy statement.


                      INFORMATION ABOUT THE SPECIAL MEETING

WHEN IS THE SPECIAL MEETING?


January 22, 2007, 12:00 P.M. Eastern Standard Time


WHERE WILL THE SPECIAL MEETING BE HELD?

The meeting will be held at *.

WHAT ITEMS WILL BE VOTED UPON AT THE SPECIAL MEETING?

You will be voting on the following matters:

1. INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK. To amend the Company's certificate of incorporation to increase the authorized number of common stock from 200,000,000 shares to 400,000,000 shares;

2. BLANK CHECK PREFERRED STOCK. To amend the Company's certificate of incorporation to classify the Company's 20,000,000 authorized shares of preferred stock as "blank check" preferred stock; and

3. OTHER BUSINESS. To transact such other business as may properly come before the special meeting or any adjournment of the special meeting. The Board of Directors is not aware of any other business to come before the Meeting.

WHO CAN VOTE?


Only holders of record of our common stock at the close of business on November 24, 2006 will be entitled to notice of and to vote at the special meeting and any adjournments of the special meeting. You are entitled to one vote for each share of common stock held on that date. On November 24, 2006, there were * shares of our common stock outstanding and entitled to vote and * shares of our preferred stock outstanding and entitled to vote. Holders of our preferred stock are entitled to one vote for each share of preferred stock held on that date.


YOUR BOARD OF DIRECTORS HAS APPROVED EACH OF THE PROPOSALS SET FORTH HEREIN.

ACCORDINGLY, THE AUTHORIZATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK AND TO CLASSIFY THE PREFERRED STOCK AS "BLANK CHECK" PREFERRED STOCK HAS BEEN APPROVED BY YOUR BOARD OF DIRECTORS.

HOW DO I VOTE BY PROXY?

You may vote your shares by mail by marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope. Proxies should not be sent by the stockholder to the Company, but to Island Stock Transfer, the Company's Registrar and Transfer Agent, at 100 Second Avenue South, 300N, St. Petersburg, Florida 33701. A pre-addressed, postage-paid envelope is provided for this purpose.

For each item of business, you may vote "FOR" or "AGAINST" or you may "ABSTAIN" from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them:

o "FOR" the adoption of the increase in the authorized number of shares of common stock; and

o "FOR" the adoption of the classification of our preferred stock as "blank check" preferred stock.

If any matters other than those set forth above are properly brought before the special meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

HOW DO I CHANGE OR REVOKE MY PROXY?

You can change or revoke your proxy at any time before it is voted at the special meeting by:

1. Submitting another proxy by mail with a more recent date than that of the proxy first given;

2. Sending written notice of revocation to Island Stock Transfer, the Company's Registrar and Transfer Agent, at 100 Second Avenue South, 300N, St. Petersburg, Florida 33701; or

3. Attending the special meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

WHAT CONSTITUTES A "QUORUM" FOR THE SPECIAL MEETING?

A majority of the outstanding shares of the Company common stock entitled to vote at the special meeting, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the special meeting. You will be considered part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as "shares present" at the special meeting for purposes of determining a quorum. However, abstentions and broker non-votes do not count in the voting results. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the broker or nominee does not have discretionary authority for that item and has not received instructions from the owner of the shares.

HOW MANY VOTES ARE REQUIRED?

The proposal to amend the Certificate of Incorporation to increase the number of authorized shares and to classify the Company's preferred stock as "blank check" preferred stock will each require the affirmative vote of at least a majority of the Company's outstanding shares of Common Stock. Thus, any abstentions, "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon), or other limited proxies will have the effect of a vote against amending the Company's Certificate of Incorporation.

WHO PAYS FOR THE SOLICITATION OF PROXIES?

We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of proxies.

     PROPOSAL 1: TO CONSIDER AND VOTE UPON A PROPOSAL TO AMEND THE COMPANY'S
                          CERTIFICATE OF INCORPORATION
                 TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
                                  COMMON STOCK
                        FROM 200,000,000 TO 400,000,000
                           (ITEM 1 ON THE PROXY CARD)

         On * 2006, the Board of Directors authorized an amendment to the Company's Certificate of Incorporation to increase the number of our authorized shares. Subject to shareholder approval, Article FOURTH would be amended to read as follows and would be filed with the Delaware Secretary of State:

         "FOURTH. The number of shares of stock which this Corporation is authorized to issue is:

         FOUR HUNDRED MILLION (400,000,000) shares with a par value of $0.001 per share."

         The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of common stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of common stock will remain unchanged under this amendment.


         As of the Record Date, a total of * shares of the Company's currently authorized 200,000,000 shares of common stock are issued and outstanding. The increase in the number of authorized but unissued shares of common stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.


         The proposed increase in the authorized number of shares of common stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Except as further discussed herein, the Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

         Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

         Except for the following, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

MAY 2004 FINANCING

      On May 20, 2004, we entered into a Subscription Agreement, with The Nutmeg Group, L.L.C, for a private placement of up to $1,750,000 for shares of common stock. As of the date hereof, we issued and sold to The Nutmeg Group warrants to purchase shares of our common stock. On July 23, 2004, this agreement was amended to increase the private placement to $1,850,000. The $1,850,000 is to be fully funded by Nutmeg in four traunches. The fourth traunche will be in the form of a $750,000 option and shall occur within 5 days of the date on which the registration statement registering the securities is declared effective.

         The first traunche closed in May 2004 and was for $400,000. The second traunche closed in June 2004 and was for $600,000. The third traunche closed in July 2004 and was for $100,000. The shares of common stock are priced at the lesser of

         (a) $.20, or

         (b) fifty-seven percent (57%) of the average closing bid price for common stock on the two trading days immediately prior to Closing of such traunche, or

         (c) fifty-seven percent (57%) of the average closing bid price for common stock on the two trading days immediately prior to the date on which the registration statement is declared effective, (the lesser of (a), (b) and (c) being hereinafter referred to as the "Fixed Price").

         Nutmeg will be issued warrants exercisable into such number of shares of common stock as is equal to 50% of the purchase price paid by Nutmeg, divided by the Fixed Price. The common stock into which the warrants are exercisable will have piggyback registration rights, and the warrants will be transferable.

         The fourth traunche will be in the form of a $750,000 option and shall occur within 5 days of the date on which the registration statement registering the securities is declared effective by the Securities and Exchange Commission. The number of shares issuable to Nutmeg for the fourth traunche will equal $750,000 divided by the lesser of: (a) $0.20, or (b) fifty-seven percent (57%) of the average closing bid price for common stock on the two trading days immediately prior to the filing with the Securities and Exchange Commission of the registration statement, or, (c) fifty-seven percent (57%) of the average closing bid price for common stock on the two trading days immediately prior to the closing of such traunche.

         In addition, under the amendment Nutmeg may not exercise their warrants if such exercise would cause them or their affiliates to own more than 9.99% of our outstanding common stock.

         As of the date hereof, we issued and sold to The Nutmeg Group the following securities:

------------------------------------  -------------------  ---------------------  ---------------------------
DATE               INVESTMENT AMOUNT      SHARES ISSUED*        WARRANTS ISSUED*      WARRANT EXERCISE PRICE*
------------------------------------  -------------------  ---------------------  ---------------------------
May 20, 2004                $400,000            3,457,217             1,728,609                      $0.1446
------------------------------------  -------------------  ---------------------  ---------------------------
July 2, 2004                $600,000            3,289,474             1,644,737                      $0.2280
------------------------------------  -------------------  ---------------------  ---------------------------
September 17, 2004          $100,000              825,593               412,797                      $0.1514
------------------------------------  -------------------  ---------------------  ---------------------------

         The following are the risks associated with the May 2004 financing:

THE ISSUANCE OF SHARES AND EXERCISE OF WARRANTS MAY RESULT IN SUBSTANTIAL DILUTION TO THE INTERESTS OF OTHER STOCKHOLDERS.

         The issuance of shares and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately receive and sell the full amount issuable pursuant to the subscription agreement. Although the selling stockholder may not exercise their warrants if such exercise would cause them to own more than 9.99% of our outstanding common stock, this restriction does not prevent the selling stockholder from exercising some of their holdings, selling our common stock issued and/or exercise, and then receiving more shares of common stock. In this way, the selling stockholder could sell more than 9.99% of our outstanding common stock while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

THE ISSUANCE OF SHARES AND EXERCISE OF WARRANTS COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE AND MATERIALLY DILUTE EXISTING STOCKHOLDERS' EQUITY AND VOTING RIGHTS.

         The issuance of shares and exercise of warrants have the potential to cause significant downward pressure on the price of our common stock. This is particularly the case if the shares being placed into the market exceed the market's ability to absorb the increased number of shares of stock. Such an event could place further downward pressure on the price of our common stock, which presents an opportunity to short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline. If this occurs, the number of shares of our common stock which are issuable and shares which are issuable upon exercise of the warrants will increase, which will materially dilute existing stockholders' equity and voting rights.

IF WE FAIL TO OBTAIN STOCKHOLDER APPROVAL TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK, WE MAY BE SUBJECT TO VARIOUS PENALTIES AND WILL BE IN DEFAULT OF THE SUBSCRIPTION AGREEMENT.

         We presently do not have an adequate amount of authorized and unissued shares of common stock in connection with the May 2004 Subscription Agreement. As of October 23, 2006, there were 197,708,698 shares of common stock outstanding. We are filing this proxy statement on Schedule 14A with the Securities and Exchange Commission to hold a special meeting of our stockholders pursuant to which we will ask our stockholders to approve an amendment to our certificate of incorporation to increase our authorized common stock. In the event that we are unable to obtain an increase in our authorized common stock, we will be in default of the May 2004 Subscription Agreement.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK FROM 200,000,000 TO 400,000,000.

            PROPOSAL 2: TO CONSIDER AND VOTE UPON A PROPOSAL TO AMEND
                   THE COMPANY'S CERTIFICATE OF INCORPORATION
             TO CLASSIFY THE COMPANY'S 20,000,000 AUTHORIZED SHARES
               OF PREFERRED STOCK AS "BLANK CHECK" PREFERRED STOCK
                           (Item 2 on the Proxy Card)

         On *, 2006, the Company's Board of Directors authorized and approved, subject to shareholder approval, an amendment to the Company's Certificate of Incorporation to classify the Company's 20,000,000 authorized shares of preferred stock as "blank check" preferred stock. Delaware General Corporation Law requires approval of the Company's shareholders in order to adopt the proposed amendment described in this Proposal No. 2. If shareholders approve and authorize this amendment, the Company intends to file a Certificate of Amendment to classify the Company's 20,000,000 authorized shares of preferred stock as "blank check" preferred stock promptly following the Annual Meeting. The amendment will become effective upon filing the prescribed Certificate of Amendment with the Delaware Secretary of State.

         The preferred stock is commonly referred to as "blank check" preferred stock ("Blank Check Preferred") because the Blank Check Preferred would have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors from time to time. As such, the Blank Check Preferred would be available for issuance without further action by the Company's shareholders, except as may be required by applicable law or pursuant to the requirements of the exchange or quotation system upon which our securities are then trading or quoted.

         The Board of Directors believes that the creation of Blank Check Preferred is advisable and in the best interests of the Company and its shareholders for several reasons. The authorization of the Blank Check Preferred would permit the Board of Directors to issue such stock without shareholder approval and, thereby, provide the Company with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, capital-raising transactions and for other corporate purposes. The Blank Check Preferred would enable the Company to respond promptly to and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special shareholders' meeting to approve a contemplated stock issuance.

         The authorization of the Blank Check Preferred would also afford the Company greater flexibility in responding to unsolicited acquisition proposals and hostile takeover bids. The issuance of Blank Check Preferred could have the effect of making it more difficult or time consuming for a third party to acquire a majority of the Company's outstanding voting stock or otherwise effect a change of control. Shares of Blank Check Preferred may also be sold to third parties that indicate that they would support the Board in opposing a hostile takeover bid. The availability of Blank Check Preferred could have the effect of delaying a change of control and of increasing the consideration ultimately paid to the Company and its shareholders. The proposed Blank Check Preferred amendment to the existing Amended and Restated Certificate of Incorporation is not intended to be an anti-takeover measure, and the Board of Directors is not aware of any present third party plans to gain control of the Company.

         The actual effect of the issuance of any shares of Blank Check Preferred upon the rights of holders of Common Stock cannot be stated until the Board determines the specific rights of the holders of such Blank Check Preferred. However, the effects might include, among other things, restricting dividends on the Common Stock, diluting the voting power of the Common Stock, reducing the market price of the Common Stock, or impairing the liquidation rights of the Common Stock, without further action by the shareholders. Holders of the Company's Common Stock will not have preemptive rights with respect to the Blank Check Preferred.

         Although the Company may consider issuing Blank Check Preferred in the future for purposes of raising additional capital or in connection with acquisition transactions, the Company currently has no binding agreements or commitments with respect to the issuance of the Blank Check Preferred.

Vote Required; Board Recommendation

         Proposal No. 2 (the approval of the Company to classify the Company's 20,000,000 authorized shares of preferred stock as "blank check" preferred stock) will be approved if a majority of the outstanding shares of common stock of the Company are voted "FOR" the proposal. Abstentions will have the same effect as votes "AGAINST" Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO CLASSIFY THE COMPANY'S 20,000,000 AUTHORIZED SHARES OF PREFERRED STOCK AS "BLANK CHECK" PREFERRED STOCK.

         BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK OF PRINCIPAL
                     STOCKHOLDERS, DIRECTORS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our common stock as of October 23, 2006.

o by each person who is known by us to beneficially own more than 5% of our common stock;
o     by each of our officers and directors; and
o     by all of our officers and directors as a group.


                                                                  % of Class
Name and address                     Number of Shares         Beneficially Owned
----------------                     ----------------         ------------------
Charles Cardona                        35,067,422(1)                  18.18%
17 Sunny Line Dr.
Calverton, NY 11933

John Cardona                           33,551,849(2)                  17.39%
118 Overlook Dr.
Aquebogue, NY 11931

Warren Hamburger                        3,318,000                     1.72%
42 Fire Island Ave.
Babylon, NY 11702

Russell Ivy                             2,085,000                     1.08%
211 West Sealy Street
Alvin, TX 77511

John B. Conley                          2,058,000                     1.07%
90 Red Creek Road
Hampton Bays, NY 11946


All Executive Officers and
Directors of AdZone as
a Group (5 persons)                    76,080,271                    39.44%

The Nutmeg Group LLC                    6,262,569                     3.25%
3346 Commercial Avenue
Northbrook, IL 60062

The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the rules and regulations promulgated under the Securities Exchange Act of 1934. Beneficially owned securities may include securities owned by and for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual. Beneficially owned securities may also include other securities as to which the individual has or shares voting or investment power or which such person has the right to acquire within 60 days of October 23, 2006 pursuant to the conversion of convertible equity, exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities.

The above-referenced percentages are given on a fully-diluted basis for such owner only. We are not assuming in the number of shares outstanding for purposes of this table that all options and rights have been exercised.

(1) Includes 17,105,000 shares that may be acquired upon exercise of stock options granted to Mr. Cardona at exercise prices ranging from $0.05 to $3.00 per share. Excludes securities owned by John Cardona, Mr. Cardona's brother; 113,500 shares owned by Peter Cardona, Mr. Cardona's brother and 765,000 shares owned by Valerie Cardona, Mr. Cardona's mother, with respect to all of which Mr. Cardona disclaims beneficial ownership. Plus 4,000,000 shares owed to Mr. Cardona under the agreement which he loaned AdZone 4,000,000 shares for the purpose of a stock loan.

(2) Includes 17,155,000 shares that may be acquired upon exercise of stock options granted to Mr. Cardona at exercise prices ranging from $0.05 to $3.00 per share. Excludes securities owned by Charles Cardona, Mr. Cardona's brother; 113,500 shares owned by Peter Cardona, Mr. Cardona's brother and 765,000 shares owned by Valerie Cardona, Mr. Cardona's mother, with respect to all of which Mr. Cardona disclaims beneficial ownership. Plus 4,000,000 shares owed to Mr. Cardona under the agreement, which he loaned AdZone 4,000,000 shares for the purpose of a stock loan.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC the initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to the Company during fiscal year 2006, the Company is not aware of any director, officer or beneficial owner of more than ten percent of the Company's Common Stock that, during fiscal year 2006, failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934.

POLICY WITH RESPECT TO SECTION 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provides that, unless an appropriate exemption applies, a tax deduction for the Company for compensation of certain executive officers named in the Summary Compensation Table will not be allowed to the extent such compensation in any taxable year exceeds $1 million. As no executive officer of the Company received compensation during 2004 and 2005 approaching $1 million, and the Company does not believe that any executive officer's compensation is likely to exceed $1 million in 2006, the Company has not developed an executive compensation policy with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m) of the Code.

EXECUTIVE COMPENSATION

The following table summarizes all compensation paid by us with respect to the fiscal years ended March 31, 2006, 2005 and 2004 for the Chief Executive Officer and all other executive offices whose total cash compensation exceeds $100,000 in the fiscal years ended March 31, 2006, 2005 and 2004.

                           SUMMARY COMPENSATION TABLE


                                                       Other Annual            Long-Term
                                                       Compensation          Compensation
                                                     (# of Share of      Awards (# Securities
Name and Positions       Year   Salary ($)   Bonus    Common Stock)       Underlying Options)
=============================================================================================
Charles Cardona
Chief Executive Officer  2006   $153,310
Principal Accounting     2005   $312,624
Officer                  2004   $188,551(2)      0        5,471,151 (1)           50,000
Director

John Cardona
Director                 2006   $153,310
Chief Operating          2005   $312,624
Officer                  2004   $ 83,418(3)      0        5,706,899 (1)          100,000

(1) These shares were issued and charged against accrued liabilities in the amount of $160,000.

(2) Excludes $98,472 that was charged against accrued liabilities.

(3) Excludes $41,800 that was charged against accrued liabilities.

Option/SAR Grants in Last Fiscal Year (Individual Grants)

                                                Percent of Total
                     Number of Securities         Options/SAR's
                         Underlying           Granted to Employees       Exercise
   Name             Options/SAR's Granted        in Fiscal Year         Price/Share     Expiration
   ----             ---------------------        --------------         -----------     ----------
   Charles Cardona           -0-                      -0-                   -0-
   John Cardona              -0-                      -0-                   -0-


Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth, for each of the named executive officers, information concerning the number of shares received during fiscal 2006 upon exercise of options and the aggregate dollar amount received from such exercise, as well as the number and value of securities underlying unexercised options held on March 31, 2006.

                                                                          Value of Unexercised
                                              Number of Unexercised           In-The-Money
                                              Securities Underlying            Option/SARs
Name              Shares Acquired   Value     Options/SARs at FY-End            At FY-End
                   On Exercise     Realized  Exercisable/Unexercisable         Exercisable
-----              ---------       -------   ------------------------        --------------
Charles Cardona       -0-            $0              4,000,000                  $60,000
John Cardona          -0-            $0              4,000,000                  $60,000

Employment Agreements

On May 1, 2006, we entered into an employment agreement with Mr. Charles Cardona, which superseded all prior agreements. In this agreement, Mr. Cardona will continue to serve as our Chief Executive Officer, through December 31, 2009. This agreement contains the following terms and conditions:

Position: CEO

Effective Date: February 6, 2006

BASE SALARY:

2006 - $275,000 annual
2007 - $325,000 annual
2008 - $350,000 annual
2009 - $375,000 annual

The initial base salary shall be reduced to $2,000 per week until such time as the Company reaches a cash flow positive position for at least 1 month, or the Company raises at least $2 Million within 12 months, or management deems that the Company's cash position is sufficient to support an increase.

Bonuses: Quarterly Qualitative Bonus of $ 20,000 Year end Qualitative Bonus oF $ 50,000

Profitability Bonus: If the Company reaches annual profitability employee will receive a $250,000 bonus plus 250,000 shares in stock.

Mr. Cardona shall receive an annual bonus as follows:

0.5% of the previous years revenues plus 3.5% of the previous years profits plus 0.5% of the transaction price of any acquisition.

The Board of Directors shall at its discretion grant up to an additional $150,000 in bonus to Mr. Cardona on an annual basis.

The Board of Directors shall at its discretion grant up to an additional 3,000,000 options in bonus to the employee on an annual basis at strike prices the Board may determine.

The Board of Directors shall at its discretion grant up to an additional 3,000,000 shares in bonus to the employee on an annual basis.

All bonuses shall be net of payroll taxes.

Stock Options: The employee shall receive options to purchase 3,000,000shares as follows:

o     Options for 750,000 shares at $.25
o     Options for 750,000 shares at $.30
o     Options for 750,000 shares at $.35
o     Options for 750,000 shares at $.40

Additionally the employee shall receive the following;

3,000,000 options upon the Company achieving $500,000 in total revenues prior to March 31,2007. Options shall be priced at the closing stock bid price the next trading date after $500,000 in revenues have been received.

All the options granted above shall be exercisable for 6 years from the date of granting.

Additionally the Company shall maintain any existing options under previous contracts and option grants.

Additional Incentives: Charles A. Cardona will receive 5% of all sales he is involved with.

Other Agreements: Medical and Dental insurance is fully paid for the employee by the Company during the employment period. Company shall reimburse or pay for reasonable Company vehicle expenses including lease or purchase payments, gas, tolls and repairs. AdZone Research agrees to defend employee against any and all legal claims and litigation. In addition, AdZone Research further agrees to pay all expenses arising from any and all litigation, including but not limited to attorney's fee's, legal fee's and miscellaneous expenses. Legal representation for Charles A. Cardona will continue beyond the term of this contract and will continue for the remainder of Charles A. Cardona's life.

The employee shall be reimbursed for any and all reasonable business related expenses upon presentation of an expense report as currently in use as of February 2006. Any personal expenses reimbursed may be used to reduce outstanding compensation due and or unpaid to the employee.

On May 1, 2006, the Company entered into an Employment Agreement with Mr. John
A. Cardona (JCardona) which superseded all prior agreements. In this agreement, JCardona will serve as the Company's Chief Operating Officer, through December 31, 2009. This agreement contains the following terms and conditions:

Position: Chief Operating Officer

Effective Date: February 5, 2006

BASE SALARY:

2006 - $275,000 annual
2007 - $325,000 annual
2008 - $350,000 annual
2009 - $375,000 annual

The initial base salary shall be reduced to $2,000 per week until such time as the Company reaches a cash flow positive position for at least 1 month, or the Company raises at least $2 Million within 12 months, or management deems that the Company's cash position is sufficient to support an increase.

Bonuses: Quarterly Qualitative Bonus of $ 20,000 Year end Qualitative Bonus of $ 50,000

Profitability Bonus:

If the Company reaches annual profitability employee will receive a $250,000 bonus plus 250,000 shares in stock.

JCardona shall receive an annual bonus as follows:

0.5% of the previous years revenues plus 3.5% of the previous years profits plus 0.5% of the transaction price of any acquisition.

The Board of Directors shall at its discretion grant up to an additional $150,000 in bonus to JCardona on an annual basis.

The Board of Directors at its discretion grant up to an additional 3,000,000 options in bonus to the employee on an annual basis at strike prices the Board may determine.

The Board of Directors shall at its discretion grant up to an additional 3,000,000 shares in bonus to the employee on an annual basis.

All bonuses shall be net of payroll taxes.

Stock Options: The employee shall receive options to purchase 3,000,000 (Three Million) shares as follows:

o     Options for 750,000 shares at $.25
o     Options for 750,000 shares at $.30
o     Options for 750,000 shares at $.35
o     Options for 750,000 shares at $.40

Additionally the employee shall receive the following;

3,000,000 options upon the Company achieving $500,000 in total revenues prior to March 31, 2007. Options shall be priced at the closing stock bid price the next trading date after $500,000 in revenues have been received.

All the options granted above shall be exercisable for 6 years from the date of granting.

Additionally the Company shall maintain any existing options under previous contracts and option grants.

Additional Incentives: John A. Cardona will receive 5% of all sales he is involved with.

Other Agreements: Medical and Dental insurance is fully paid for the employee by the Company during the employment period. Company shall reimburse or pay for reasonable Company vehicle expenses including lease or purchase payments, gas, tolls and repairs. AdZone Research agrees to defend employee against any and all legal claims and litigation. In addition, AdZone Research further agrees to pay all expenses arising from any and all litigation, including but not limited to attorney's fee's legal fees, and miscellaneous expenses. Legal representation for John A. Cardona will continue beyond the term of this contract and will continue for the remainder of John A. Cardona's life.

The employee shall be reimbursed for any and all reasonable business related expenses upon presentation of an expense report as currently in use as of February, 2006. Any personal expenses reimbursed may be used to reduce outstanding compensation due and or unpaid to the employee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In prior periods, our officers advanced various monies to us under formal unsecured note documents bearing interest at 10.0%. The advances were repayable in at least minimum aggregate monthly amounts of approximately $370. During Fiscal 2004, no advances were made and all amounts previously advanced amounts to our officers were repaid in full.

The following table reflects the advances and repayments during each of the two years in the period ended March 31, 2006:


Year ended March 31,             Advances        Repayments
                          -----------------------------------
       2005                         none            none
       2006                         none            none

In the opinion of management, the above-referenced transactions are at least as fair to us as we would expect to negotiate with unaffiliated third parties.

                           FORM 10-KSB and FORM 10-QSB

OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 2006 AND OUR QUARTERLY REPORT ON FORM 10-QSB FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS BEING DELIVERED TO YOU WITH THIS PROXY STATEMENT. IN ADDITION, UPON ORAL OR WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO US, ATTENTION: CHIEF EXECUTIVE OFFICER, ADZONE RESEARCH, INC., 4062-80 GRUMMAN BOULEVARD, CALVERTON, NEW YORK 11933, WE WILL PROVIDE WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT AND QUARTERLY REPORT WITHIN ONE (1) BUSINESS DAY OF THE COMPANY'S RECIEPT OF SUCH REQUEST. THE ANNUAL REPORT AND QUARTERLY REPORT IS INCORPORATED IN THIS PROXY STATEMENT. YOU ARE ENCOURAGED TO REVIEW THE ANNUAL REPORT AND QUARTERLY REPORT TOGETHER WITH SUBSEQUENT INFORMATION FILED BY THE COMPANY WITH THE SEC AND OTHER PUBLICLY AVAILABLE INFORMATION.


                                 OTHER BUSINESS

The Board of Directors is not aware of any matter other than the matters described above to be presented for action at the Meeting. However, if any other proper items of business should come before the Meeting, it is the intention of the individuals named on your proxy card as the proxy holders to vote in accordance with their best judgment on such matters.

                       By Order of the Board of Directors


                       /s/ Charles Cardona
                       --------------------------------------
                       Charles Cardona, Chairman of the Board

Dated: *, 2006
Calverton, New York

PROXY
                              ADZONE RESEARCH, INC.
                  SPECIAL MEETING OF STOCKHOLDERS - TO BE HELD
                                JANUARY 22, 2007
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints CHARLES CARDONA, with full power of substitution in each, as proxy for the undersigned, to represent the undersigned and to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Special Meeting of Stockholders (the "Meeting") to be held on January 22, 2007 at 12:00 P.M., local time, at *, or at any adjournments or postponements thereof.


Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSAL.

Proposal (1) Amending the Certificate of Incorporation to increase the Company's authorized shares of common stock from 200,000,000 shares to 400,000,000 shares.

                          FOR|_| AGAINST|_| ABSTAIN|_|

Proposal (2) Amending the Company's Certificate of Incorporation to classify the Company's 20,000,000 authorized shares of preferred stock as "blank check" preferred stock.

                          FOR|_| AGAINST|_| ABSTAIN|_|

Proposal (3) To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

                          FOR|_| AGAINST|_| ABSTAIN|_|

The shares represented by this proxy will be voted as directed by the stockholder, but if no instructions are specified, this proxy will be voted for proposals (1), (2) and (3). If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Special Meeting and accompanying Proxy Statement relating to the Meeting and an Annual Report to Stockholders.

NOTE: PLEASE MARK, DATE AND SIGN AS YOUR NAME(S) APPEAR(S) HEREON AND RETURN IN THE ENCLOSED ENVELOPE. IF ACTING AS AN EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ETC., YOU SHOULD SO INDICATE WHEN SIGNING. IF THE SIGNER IS CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME, BY DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER SHOULD SIGN.


Signature (Please sign within the box) [ _______________________________ ]


DATE: ____________________, 2006


Signature (Joint owners) [_______________________________]


DATE: ____________________, 2006

                                  "APPENDIX A"


                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                              ADZONE RESEARCH, INC.

         The undersigned, being the Chief Executive Officer of ADZONE RESEARCH, INC. (the "Corporation"), a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of the said corporation as follows:

         1. The name of the Corporation is ADZONE RESEARCH, INC.

         2. The Certificate of Incorporation of the Corporation is hereby amended by replacing Article FOURTH in its entirety, with the following:

         "FOURTH. The number of shares of stock which this Corporation is authorized to issue is:

                  FOUR HUNDRED MILLION (400,000,000) shares of common stock with a par value of $0.001 per share and TWENTY MILLION (20,000,000) shares of preferred stock with a par value of $0.001 per share. The preferred stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors"

         3. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by Charles Cardona its Chief Executive Officer, this __th day of _______________________, 2007.


                                 ADZONE RESEARCH, INC.


                                 By: __________________________________
                                     Charles Cardona, Chief Executive Officer